Exhibit 10.56

PREFERRED STOCK PURCHASE AGREEMENT

dated as of May 10, 2005

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 10, 2005, is between Columbia Laboratories, Inc., a Delaware corporation (the “Company”) and the purchaser or purchasers specified on the signature page hereof (each, a “Purchaser”).

WHEREAS, the Company is offering up to 100,000 shares of Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), at a price of $100 per share of Series E Preferred Stock (the “Purchase Price Per Share”), payable in cash, upon and subject to the terms and conditions of this Agreement; and

WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, the number of shares of Series E Preferred Stock set forth on such Purchaser’s signature page to this Agreement (the “Shares”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1  Definitions. As used in this Agreement, the following terms have the meaning set forth below:

“Accredited Investor” means, as defined under Regulation D promulgated under the Act, any Person who comes within any of the following categories: (1) any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors; (2) any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; (3) any organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (4) any director or executive officer of the Company; (5) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of that person’s purchase exceeds $1,000,000; (6) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year; (7) any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and (8) any entity in which all of the equity owners are Accredited Investors.

“Act” means the Securities Act of 1933, as amended, or any successor statute.

“Affiliate” of any Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Certificate of Designations” means the Certificate of Designations of Series E Convertible Preferred Stock of the Company.

“Charter Documents” of any Person means the certificate or articles of incorporation and by-laws of a corporation, the agreement and certificate of limited partnership of a limited partnership, the partnership agreement of a general partnership, the limited liability company or operating agreement and certificate of formation of a limited liability company, or similar organizational documents for any other entity, as each may be amended from time to time.

“Closing” has the meaning set forth in Section 2.2 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.2 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder, or any successor statute.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

“$” or “Dollars” means the currency of the United States of America.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“Knowledge of the Company” means the actual knowledge of G. Frederick Wilkinson, David Weinberg and Michael McGrane.

“Perry Purchaser” shall mean Perry Corp. and/or one or more of its managed funds.

“Person” means any individual, a partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or a government or any department or agency thereof, or any other entity.

“Purchase Price” means $3,500,000, which is equal to the product of the Purchase Price Per Share and 35,000 (the total number of shares of Series E Preferred Stock being purchased hereunder). If there is more than one Purchaser, the Purchase Price for each Purchaser shall be as set forth on the signature page of such Purchaser hereto.

“Purchase Price Per Share” has the meaning set forth in the recitals to this Agreement.

“Purchaser” has the meaning set forth in the recitals to this Agreement. If there is more than one purchaser of shares hereunder, “Purchaser” shall refer to each such purchaser.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 3.3 of this Agreement.

“Series E Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Shares” has the meaning set forth in the recitals to this Agreement. If there is more than one Purchaser, the Shares for each Purchaser shall be the number of shares of Series E Preferred Stock set forth on the signature page of such Purchaser hereto.

“Shelf Registration Statement” has the meaning set forth in Section 5.1(b).

“Subsidiaries” means, collectively, the Company’s direct or indirect majority-owned subsidiaries.

ARTICLE II

PURCHASE AND SALE OF SERIES E PREFERRED STOCK

2.1 Purchase and Sale of Shares. At the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Shares for the Purchase Price. At the Closing, Purchaser shall pay the Purchase Price for the Shares by wire transfer of immediately available funds to the Company. Upon receipt of the Purchase Price, the Company shall deliver to Purchaser a certificate representing the Shares registered in the name of the Purchaser.

2.2 Closing. The closing of the issuance and sale of the Shares hereunder (the “Closing”) shall take place at the offices of Kaye Scholer LLP located at 425 Park Avenue, New York, New York 10022 on the date first written above (the “Closing Date”).

2.3 Deliveries.

(a)  Purchaser’s Deliveries. At the Closing, in consideration of Purchaser’s receipt from the Company of the Shares, Purchaser shall deliver to the Company the Purchase Price in accordance with Section 2.1 hereof.

(b)  The Company’s Deliveries. At the Closing, in consideration of the Company’s receipt of the Purchase Price from Purchaser, the Company shall deliver to Purchaser a certificate representing the Shares in accordance with Section 2.1 hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Purchaser that:

3.1 Organization, Good Standing and Qualification. The Company has been duly organized and is a validly existing corporation in good standing under the laws of the State of Delaware with all requisite power and authority to carry on its business as presently conducted.

3.2 Authorization. The Company has full power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated by this Agreement, have been authorized by the Board of Directors of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed by the Company and, subject as aforesaid, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

3.3 SEC Filings. The Company has (a) made available to the Purchaser true and correct copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, and (b) provided on a confidential basis a draft of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, substantially in the form in which the Company will file it with the SEC (the “March 2005 10-Q” and, collectively, the “SEC Filings”). As of their respective dates, the SEC Filings complied in all material respects with the laws, regulations and forms governing the SEC Filings; and the SEC Filings did not contain, as of the respective dates on which they were filed with the SEC (or as of the date hereof, in the case of the March 2005 10-Q), any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.4 Valid Issuance of Shares. The Shares, when issued, sold and delivered to Purchaser in accordance with the terms hereof for the consideration expressed herein, will be duly authorized and validly issued, fully paid and nonassessable and, based in part on the representations of Purchaser in this Agreement, will be issued in compliance with the Act.

3.5 No Brokers’ or Other Fees. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company for which Purchaser shall be liable or obligated.

3.6 Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Shares to be sold by the Company under this Agreement, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, in any material respect, (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the Charter Documents of the Company or any of its Subsidiaries or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, any of its Subsidiaries or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares to be sold pursuant to this Agreement, other than (i) such as have been made or obtained, (ii) any securities filings required to be made under federal or state securities laws or by the rules of the Nasdaq National Market and (iii) any consent, approval, authorization or other order of, or registration, qualification or filing, the failure of which to obtain or make would not have a material adverse effect on the condition (financial or otherwise) of the business, operations or assets of the Company, taken as a whole.

3.7 Legal Proceedings. Except as disclosed in the SEC Filings, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the Knowledge of the Company, overtly threatened against the Company or its Subsidiaries in writing wherein an unfavorable decision, ruling or finding could reasonably be expected to adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or have a material adverse effect on the condition (financial or otherwise) of the business, operations or assets or of the Company, taken as a whole.

3.8 No Violations. Neither the Company nor any of its Subsidiaries: (i) is in violation of its Charter Documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any of its Subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which the properties of the Company are bound, which could be reasonably expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.

3.9 Governmental Permits. The Company and its Subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, except where such failure to possess could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or would not prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

3.10 Property. The Company and its Subsidiaries own or possess sufficient rights to use all real property that is material to the conduct of their respective businesses as now conducted except where the failure to own or possess would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, the Company and its Subsidiaries own or possess sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how that are material to the conduct of their respective businesses as now conducted except where the failure to own or possess would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (the “Company Intellectual Property”). Except as set forth in the SEC Filings, to the Knowledge of the Company, (i) neither the Company nor any of its Subsidiaries has received any written notice of any infringement by the Company of intellectual property rights of any third party that, individually or in the aggregate, could have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (ii) neither the Company nor any of its Subsidiaries has received any written notice of any infringement by a third party of any Company Intellectual Property that, individually or in the aggregate, would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

3.11 Financial Statements. The consolidated financial statements of the Company and its Subsidiaries and the related notes thereto included in the SEC Filings present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods therein specified. Except as set forth in the SEC Filings, such financial statements (including the related notes) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes.

3.12 No Material Adverse Change. Except as disclosed in the SEC Filings, since December 31, 2004, there has not been any material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company, taken as a whole.

3.13 Nasdaq Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the NASDAQ National Market (the “Nasdaq Stock Market”), and the Company has taken no action intended to, or which, to the Knowledge of the Company, may have the effect of, terminating or suspending the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market, nor, to Knowledge of the Company, has The NASDAQ Stock Market, Inc. (“Nasdaq”) provided the Company with written notice stating that the Nasdaq is currently contemplating terminating or suspending such listing. To the Knowledge of the Company, the Company has not received notice (written or oral) from Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Stock Market. The issuance of the Shares does not require shareholder approval, including, without limitation, pursuant to Nasdaq Marketplace Rule 4350(i).

3.14 Reporting Status. The Company has timely made all filings required under the Exchange Act during the 12 months preceding the date of this Agreement, and all of those filings complied in all material respects with the SEC’s requirements as of their respective filing dates.

3.15 No Manipulation. Neither the Company nor any of its Subsidiaries has taken any action in violation of applicable law or any action designed to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

3.16 Contracts. Except for matters that are not reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Filings that are material to the Company and all material amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Knowledge of the Company, any other party to such contracts is in breach of or default under any of such contracts in any material respect.

3.17 Taxes. The Company and each of its Subsidiaries have timely filed all material federal, state, local and foreign income and franchise and other material tax returns required to be filed by any jurisdiction to which it is subject and has paid all material taxes due in accordance therewith, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor, to the Knowledge of the Company, is there outstanding any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have) a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

3.18 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an “investment company” within the meaning of such Act as currently in effect as a result of the transactions contemplated by this Agreement.

3.19 Insurance. The Company maintains insurance of the types and in the amounts that is adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.20 Offering Prohibitions. Neither the Company nor any person acting on its behalf or at its direction has in the past or will in the future take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Shares as contemplated by this Agreement within the provisions of Section 5 of the Securities Act.

3.21 Compliance with Law. The business of the Company and the Subsidiaries as presently conducted has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the SEC Filings or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

3.22 Certificate of Designations. The Certificate of Designations has been filed with the Delaware Secretary of State.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company that:

4.1 Organization and Authorization. Purchaser is either an individual or an entity of the type identified in the signature page to this Agreement, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby have been, and the consummation of the transactions contemplated hereby and thereby have been, duly and validly authorized by all necessary action of Purchaser, and no other proceedings on the part of Purchaser are or will be necessary to consummate the transactions contemplated hereby. Purchaser has the right, power, legal capacity and authority to enter into, deliver and perform this Agreement and any other agreements and instruments contemplated hereby and to own the Shares, and this Agreement and all such other agreements are, or upon the execution thereof will be, valid and legally binding upon Purchaser and enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

4.2 No Brokers’ or Other Fees. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or its Affiliates for which the Company shall be liable or obligated.

4.3 Compliance with Securities Laws.

(a) Purchaser is an Accredited Investor. Purchaser is acquiring the Shares for its own account and for the purpose of investment only and not with a view to or for sale in connection with any distribution thereof. Purchaser has such knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Company and has the capacity to protect its own interests in connection therewith. Purchaser acknowledges that neither the Shares nor the Conversion Shares have been registered under the Act or under applicable state securities laws and, therefore, neither the Shares nor the Conversion Shares can be transferred, sold or otherwise disposed of except pursuant to an effective registration or pursuant to an exemption from the registration requirements of the Act and applicable state securities laws. Purchaser has not been organized or reorganized for the purpose of acquiring the Shares.

(b) Purchaser hereby acknowledges that copies of the SEC Filings have been provided (in the case of the March 2005 10-Q, on a confidential basis) or made available to Purchaser. Purchaser has been given, and has availed itself of, the opportunity to obtain information from, and to ask questions and receive answers of, the officers and representatives of the Company to the extent Purchaser deemed necessary to evaluate the information contained therein. Notwithstanding the foregoing, Purchaser acknowledges that there may be material information or developments regarding the Company or its business or operations not reflected or disclosed in the SEC Filings and that, in connection with Purchaser’s purchase of the Shares, Purchaser is not relying on any representation or warranty, oral or written, of any Person (including the Company or any Affiliate, director, officer or representative thereof), except for the express representations and warranties of the Company set forth in Article III hereof.

(c)  Purchaser acknowledges that upon initial issuance and thereafter until transferred pursuant to an effective registration statement under the Act and qualified under applicable state securities or blue sky laws, the certificate or certificates representing any Shares shall bear a legend reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

4.4 No Violations. Purchaser is not: (i) in violation of its Charter Documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to Purchaser, which violation, individually or in the aggregate, would prohibit or otherwise materially interfere with the ability of Purchaser to perform any of its obligations under this Agreement, (ii) in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which Purchaser is a party or by which Purchaser is bound or by which the properties of Purchaser are bound, which would prohibit or otherwise materially interfere with the ability of Purchaser to perform any of its obligations under this Agreement.

4.5 Status. Purchaser is not an “interested stockholder” (as such term is defined in Section 203 of the Delaware General Corporation Law) of the Company.

ARTICLE V

COVENANTS OF THE COMPANY AND PURCHASER

5.1 Covenants of the Company. The Company covenants and agrees with Purchaser as follows:

(a) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Company shall use its reasonable best efforts to take, or cause to be taken, all reasonable action, and to do, or cause to be done, all reasonable things necessary, proper or advisable under the applicable laws and regulations to cause the conditions specified in Article VI to be satisfied and otherwise to consummate and make effective the transactions contemplated by this Agreement.

(b) Registration. (i) The Company shall prepare and use its reasonable best efforts to file with the SEC a registration statement within 30 days of the date hereof covering the issuance of the Conversion Shares (the “Shelf Registration Statement”), and shall use its reasonable best efforts to have the Shelf Registration Statement declared effective as promptly as practicable. The Shelf Registration Statement and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as Purchaser shall notify the Company. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the first to occur of (a) the first date that all such Conversion Shares have been sold (whether pursuant to the Shelf Registration Statement, under Rule 144 promulgated under the Act or otherwise) or (b) the delivery to the Company of a written opinion from counsel to the Company reasonably acceptable to the Company and Purchaser to the effect that the Conversion Shares covered by the Shelf Registration Statement may be sold without registration under the Act or applicable state law and without restriction as to the volume and timing of such sales. During the period during which the Shelf Registration Statement must be kept effective, the Company shall supplement or make amendments to the Shelf Registration Statement, if required by the Act, or if reasonably requested by Purchaser, to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing thereof with the SEC. The Company may require Purchaser to furnish such information regarding Purchaser and its intended method of disposition of the Conversion Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company’s obligations under this Section 5.1(b) shall be suspended until such information is provided by Purchaser. Purchaser agrees not to utilize any material other than the applicable current preliminary prospectus or prospectus included in the Shelf Registration Statement in connection with the offering of the Conversion Shares.

(ii) Purchaser agrees, if so requested by the Company, not to effect any sale of Conversion Shares pursuant to the Shelf Registration Statement for any period deemed necessary (A) by the Company or any underwriter in connection with the offering of shares of Common Stock pursuant to an underwritten offering pursuant to demand registration rights granted to any Person or the offering of shares of Common Stock by the Company for its own account or (B) by the Company in connection with any proposal or plan by the Company to engage in any financing or material acquisition or disposition by the Company or any Subsidiary thereof of capital stock or assets, any tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction material to the Company and its Subsidiaries taken as a whole. Any period within the effective period of the Shelf Registration Statement during which the Company fails to keep the Shelf Registration Statement effective and usable for resales of Conversion Shares is hereafter referred to as a “Suspension Period.” A Suspension Period shall commence on and include the date on which the Company provides notice to Purchaser that the Shelf Registration Statement is no longer effective or that the prospectus included in the Shelf Registration Statement is no longer usable for resales of Conversion Shares and shall end on the date when Purchaser either receives the copies of the supplemented or amended prospectus contemplated by Section 5.1(b)(iii) or is advised in writing by the Company that use of the prospectus may be resumed. Suspension Periods shall not exceed 120 days in the aggregate within any 12-month period.

(iii) In connection with the Shelf Registration Statement, the Company will within the time periods provided herein:

(A)  use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by the Shelf Registration Statement until the time specified in Section 5.1(b)(i);

(B)  furnish to Purchaser such number of authorized copies of a prospectus, including copies of a preliminary prospectus, in conformity with the require-ments of the Act, and such other documents as Purchaser may reasonably request in order to facilitate the public sale or other disposition of the securities owned by Purchaser;

(C)  use its reasonable best efforts to (i) register or qualify the securities covered by the Shelf Registration Statement under such securities or blue sky laws of such jurisdictions as Purchaser shall request, and (ii) do any and all other acts and things which may be necessary under such securities or blue sky laws to enable Purchaser to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by Purchaser, except that the Company shall not for any such purpose be required to qualify to do business in any jurisdiction wherein it is not qualified or to file any general consent to service of process in any such jurisdiction;

(D)  provide and cause to be maintained a transfer agent and registrar for all Conversion Shares covered by the Shelf Registration Statement from and after a date not later than the effective date of the Shelf Registration Statement;

(E)  notify Purchaser, at any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of Purchaser, use its reasonable best efforts to properly prepare and furnish to Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that upon receipt of such notification by the Company, Purchaser will not offer or sell Conversion Shares until the Company has notified Purchaser that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to Purchaser; and

(F)  use its reasonable best efforts to list all Conversion Shares on the Nasdaq National Market;

(iv) All expenses incurred by the Company in effecting the registration provided for in this Section 5.1, including without limitation all registration and filing fees (including all expenses incident to filing with the Nasdaq Stock Market or any securities exchange), printing expenses, fees and disbursements of counsel for the Company, fees of the Company’s independent auditors and accountants, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by the Company.

(c) Indemnification. The Company will indemnify the Purchaser as provided in Exhibit A hereto against liability with respect to the Shelf Registration Statement (including, without limitation, the prospectus included in the Shelf Registration Statement) relating to the Shares that were sold by the Company to the Purchaser pursuant to this Agreement. For purposes of said Exhibit A, capitalized terms used therein without definition shall have the same meanings therein as are ascribed to said terms in this Agreement.

(d)  Certain Approvals with Respect to Perry Purchaser. If the Purchaser is a Perry Purchaser, the provisions of this Section 5.1(d) shall apply.

(i)   Reference is made to that certain (A) Rights Agreement, dated as of March 13, 2002, between the Company and First Union National Bank, as rights agent (the “Rights Agreement,” and (B) Agreement (the “Standstill Agreement”), dated as of December 1, 2003, between the Company and Perry Corp. (the “Perry Purchaser”). Capitalized terms used but not defined in this Section 5.1(d) shall have the meanings given to them in the Rights Agreement.

(ii)  The Perry Purchaser hereby represents and warrants to the Company that, immediately prior to the Closing, it, its Affiliates and Associates do not Beneficially Own more than 19.9% of the outstanding shares of Common Stock.

(iii)  The Company hereby waives, for purposes of the transactions contemplated by this Agreement only, any restriction imposed on the Perry Purchaser under the Standstill Agreement that would prohibit the Perry Purchaser from acquiring the Shares hereunder.

(iv)  The Company hereby represents and warrants and the Perry Purchaser acknowledges that the board of directors of the Company has approved for purposes of clause (ii) (A) of the first proviso of the definition of “Acquiring Person” in the Rights Agreement, the Perry Purchaser, together with its Affiliates and Associates, becoming the Beneficial Owner, in the aggregate, of up to, but no more than, an aggregate of 24% of the outstanding Voting Stock, subject to the Perry Purchaser and its Affiliates and Associates, as of the date hereof, being eligible to report Beneficial Ownership of all such stock on Schedule 13G under the Exchange Act and not, as of the date hereof, being required to report such ownership on Schedule 13D under the Exchange Act.

5.2 Covenants of Purchaser. Purchaser covenants and agrees with the Company as follows:

(a) Confidentiality. Subject to the requirements of applicable law, Purchaser shall, and shall use all reasonable efforts to cause its officers, employees and agents who obtain such information to, hold in confidence all non-public information obtained from the Company until such time as such information is otherwise available to Purchaser without breach of an agreement with Purchaser or becomes publicly available.

(b) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Purchaser shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under the applicable laws and regulations to cause the conditions specified in Article VII to be satisfied and otherwise to consummate and make effective the transactions contemplated by this Agreement.

(c) Furnish Information. Purchaser shall furnish to the Company such information regarding it, the Conversion Shares held by it and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company under this Agreement.

(d) Indemnification. Purchaser will indemnify the Company as provided in Exhibit A hereto against liability with respect to the Shelf Registration Statement (including, without limitation, the prospectus included in the Shelf Registration Statement) relating to the Shares that were sold by the Company to the Purchaser pursuant to this Agreement.

ARTICLE VI

CONDITIONS OF PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of Purchaser set forth in Article II are subject to the fulfillment or waiver by Purchaser on or before the Closing Date of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Company contained in Article III shall be true in all material respects on and as of the Closing Date with the effect as though such representations and warranties had been made on and as of the Closing Date.

6.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

6.3 No Litigation. There shall not be any action, suit, proceeding, hearing or investigation or order, decree or injunction of any nature or type threatened, pending or made by or before any governmental body that questions or challenges the lawfulness of the transactions contemplated by this Agreement under any law or regulation or seeks to delay, restrain or prevent or obtain damages in respect of such transactions.

6.4 Concurrent Closings. Simultaneously with the Closing, the Company shall have sold shares of Series E Preferred Stock to the Purchaser and other purchasers for an aggregate purchase price of at least $5.9 million.

ARTICLE VII

CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company set forth in Article II are subject to the fulfillment or waiver by the Company on or before the Closing Date of each of the following conditions:

7.1 Representations and Warranties. The representations and warranties of Purchaser contained in Article IV shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

7.2 Purchase Price. Purchaser shall have delivered the Purchase Price to the Company.

7.3 Performance. Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

7.4 No Litigation. There shall not be any action, suit, proceeding, hearing or investigation or order, decree or injunction of any nature or type threatened, pending or made by or before any governmental body that questions or challenges the lawfulness of the transactions contemplated by this Agreement under any law or regulation or seeks to delay, restrain or prevent or obtain damages in respect of such transactions.

7.5 Consents and Waivers. Any and all consents or waivers from other parties to any agreements or consents, waivers or permits from other Persons that are required in connection with the consummation by Purchaser or the Company of the transactions contemplated in this Agreement shall have been obtained.

ARTICLE VIII

MISCELLANEOUS

8.1 Successors and Assigns; No Third Party Rights. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Purchaser. Purchaser may assign the Shares and any of its rights and obligations under this Agreement without the consent fo the Company. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4 Captions. The captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by certified or registered mail as set forth herein) or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other overnight delivery service, to the address of the party set forth below or to such address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Secretary of the Company:

(a) To the Company:

Columbia Laboratories, Inc.
354 Eisenhower Parkway
Livingston, New Jersey 07039
Telecopier No.: (973) 994-3001
Telephone No.: (973) 994-3999
Attention: General Counsel

With copies to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Telecopier No.: (212) 836-8689
Telephone No.: (212) 836-8673
Attention: Adam H. Golden, Esq.

(b) To Purchaser:

To it at the address set forth on the signature page hereto.

8.6 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing executed, in the case of any amendment, by each party to be bound thereby and, in the case of any waiver, by the party waiving observance of the applicable term.

8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

8.9 Publicity. The Company and Purchaser shall consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby, and they shall not issue any such press release or make any such public statement prior to such consultation, except as may, in the judgment of counsel, be required by law or by obligations pursuant to any securities laws or listing agreement with any national securities exchange, in which case the disclosing party shall use reasonable efforts to provide a copy of any such press release or public statement to the other prior to the filing or release thereof.

8.10 Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver to the other such additional documents and take such other action as the other may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

8.11 Entire Agreement. This Agreement, including the exhibits hereto, the documents, schedules, and certificates referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by such agreements. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior written or oral agreements and understandings between the parties with respect to such transactions.

8.12 Survival. The representations, warranties and covenants of the Company set forth in Sections 3.1, 3.2, 3.4 and 5.1(d) of this Agreement, and the representations and warranties of Purchaser set forth in Sections 4.1, 4.5 and 5.1(d) of this Agreement, shall survive the Closing indefinitely. All other representations and warranties of the parties contained in this Agreement shall survive until the second anniversary of the Closing Date.

(signature page follows)

IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

THE COMPANY:

COLUMBIA LABORATORIES, INC.

By:	/s/ Fred Wilkinson
Name: Fred Wilkinson
Title : President and CEO

PURCHASERS:

PERRY PARTNERS, L.P.

By:	PERRY CORP., its general partner

By:	/s/ Randall Borkenstein
Name: Randall Borkenstein
Title: Managing Director and Chief Financial Officer

A Delaware limited partnership
Type of Entity and Jurisdiction of Incorporation
Address: 767 Fifth Avenue, 20th Floor
New York, New York 10153

Telephone: (212) 583-4000
Telecopier: (212) 583-4099
Attention: General Counsel

Number of Shares: 9,464
Purchase Price: $946,400

PERRY PARTNERS INTERNATIONAL, INC.

By:	PERRY CORP., its investment manager

By:	/s/ Randall Borkenstein
Name: Randall Borkenstein
Title: Managing Director and Chief Financial Officer

A British Virgin Islands corporation
Type of Entity and Jurisdiction of Incorporation

Address: 767 Fifth Avenue, 20th Floor
New York, New York 10153

Telephone: (212) 583-4000
Telecopier: (212) 583-4099
Attention: General Counsel

Number of Shares: 25,536
Purchase Price: $2,553,600

EXHIBIT A

Indemnification Obligations

1. General Indemnity.

(a) Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser, each of its directors, fund managers and officers, and each Person, if any, who controls the Purchaser within the meaning of Section 15 of the Act, or Section 20(a) of the Exchange Act, from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys’ fees) to which the Purchaser, each of its directors, fund managers and officers, and each Person, if any, who controls the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Shelf Registration Statement relating to the Conversion Shares being sold to the Purchaser (including any prospectus included therein or in any amendment or supplement thereto), or (ii) the omission or alleged omission to state in that Shelf Registration Statement or any document incorporated by reference in the Shelf Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company shall not be liable under this Section 1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchaser or such Person through its bad faith or willful misconduct; and provided, further that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Shelf Registration Statement (including any prospectus included therein or in any amendment or supplement thereto); and provided, further, that with respect to any amendment or supplement to any prospectus included in the Shelf Registration Statement, the foregoing indemnity shall not inure to the benefit of the Purchaser or any such Person from whom the Person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of such amended or supplemented prospectus were timely delivered to the Purchaser pursuant hereto and a copy of such prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser or any such Person to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Conversion Shares to such Person, and if such prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

The Company will reimburse the Purchaser and each such controlling Person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or any controlling Person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in the Shelf Registration Statement or any prospectus included therein (or any amendment or supplement thereto) in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Shelf Registration Statement or any such prospectus (or any amendment or supplement thereto).

(b) Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Company and each director, officer and Person, if any, who controls the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any prospectus (or any amendment or supplement thereto) or (ii) the omission or alleged omission to state in the Shelf Registration Statement or any prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Shelf Registration Statement or the prospectus (or an amendment or supplement thereto), and the Purchaser will reimburse the Company and each such director, officer or controlling Person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other Person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding. Notwithstanding anything to the contrary contained herein, Purchaser shall be liable under this Section 1(b) for only that amount as does not exceed the net proceeds received by such Purchaser as a result of the sale of Conversion Shares pursuant to the Shelf Registration Statement.

2. Indemnification Procedures. Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under paragraph (a) or (b) of Section 1, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) of Section 1, except to the extent such indemnifying party has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in paragraph (a) or (b) of Section 1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in paragraph (a) or (b) of Section 1, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.